Exhibit 10.4

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 17, 2024, by and between (i) Veronica Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and (ii) the person identified on the signature page hereto as Stockholder (“Stockholder”).

WHEREAS, contemporaneously with the execution of this Agreement, Parent, Veronica Holdings, LLC, a Delaware limited liability company (“Topco”), Veronica Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Vapotherm, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented, from time to time, the “Merger Agreement”), pursuant to which, on the terms thereof and subject to the conditions therein, among other matters, Merger Sub shall merge with and into the Company, with the Company surviving such merger (the “Merger”), and other than any Shares described in Section 2.1(b) of the Merger Agreement and any Dissenting Shares, all of the shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) issued and outstanding shall, immediately prior to the Effective Time, be converted into the right to receive the Per Share Merger Consideration payable with respect to such Shares in accordance with Section 2.8 of the Merger Agreement;

WHEREAS, as of the date hereof, Stockholder owns the number of Shares set forth on Schedule I hereto (together with any other class or series of capital stock or other equity securities of the Company which are Beneficially Owned by Stockholder as of the date hereof, the “Owned Shares”); and

WHEREAS, as a condition of, and inducement to, Parent’s willingness to enter into the Merger Agreement and consummate the Contemplated Transactions, Parent and Merger Sub have required that Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and other good and valuable consideration, in each case the sufficiency and receipt of which is hereby acknowledged and agreed, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain Definitions. For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement, and other capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.

“Beneficial Ownership” means, with respect to any Person, that such Person is deemed to, directly or indirectly beneficially own securities within the meaning assigned to such term in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficial Ownership shall also include record ownership of securities. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

“Covered Shares” means the Owned Shares.

“Enforceability Exceptions” has the meaning set forth in Section 6(c).

“Expiration Date” has the meaning set forth in Section 8.

“Stockholder Information” has the meaning set forth in Section 5(c).

“Transfer” means, with respect to any Covered Share, directly or indirectly, to: (a) sell, transfer, gift, bequeath, exchange, offer, assign, pledge, encumber, subject to a Lien, hypothecate or otherwise dispose of (by merger, consolidation, share exchange, statutory division, statutory conversion, statutory domestication, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), such Covered Share, (b) to enter into any contract, option or other agreement, arrangement or understanding with respect to any transaction described in the immediately preceding clause (a) of this definition or (c) enter into any swap, hedge, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of Beneficial Ownership of such Covered Share, whether settled by delivery of such Covered Share, or other securities, in cash or otherwise; provided that, the following shall not be deemed a “Transfer”: (i) any exercise of stock options, derivatives or other similar equity securities in accordance with their terms, or (ii) sales, transfers or dispositions of Covered Shares, or any derivatives, options or similar equity securities in accordance with their terms, in the case of the immediately preceding clause (ii), solely to cover any tax payments due or payable upon the vesting of any equity awards or grants or the exercise of any stock options, in each case, in accordance with their terms. The terms “Transferring”, “Transferee”, “Transferred” or similar words shall have correlative meanings to Transfer.”

2.    Agreement to Vote. Prior to the Expiration Date and subject to the terms of this Agreement, Stockholder hereby agrees that at the Company Stockholder Meeting or any other annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, or in connection with any written consent of the Company’s stockholders and in any other circumstance upon which a vote, consent or approval of all or some of the stockholders of the Company is sought, in each case, with respect to which any of the matters described in subsections (a) through (d) of this Section 2 is to be considered, Stockholder shall (solely in its capacity as a stockholder of the Company), unless the Company Board and the Special Committee has made a Change of Board Recommendation in compliance with the terms of the Merger Agreement and such Change of Board Recommendation has not been rescinded or otherwise withdrawn in accordance with the provisions of the Merger Agreement, (i) appear at each such meeting or cause its representative(s) to appear at such meeting or otherwise cause the Covered Shares outstanding as of the record date for determining stockholders entitled to vote at such meeting to be counted as present thereat for purposes of determining whether a quorum is present and respond to each request by the Company for written consent, if any, of any shares entitled to provide consent as of the record date for determining the stockholders of the Company entitled to act by consent and (ii) vote or cause to be voted, in person or by proxy, or duly execute and deliver or cause to be duly executed and delivered a written consent covering, all of the Covered Shares (to the extent the Covered Shares may vote on the matter in question) outstanding as of such record date:

(a)    in favor of the adoption and approval of the Merger Agreement and the Merger;

(b)    against any action, proposal, agreement or transaction (including any Acquisition Proposal) that would reasonably be expected, or the effect of which would reasonably be expected, to change in any manner the voting rights of any class of shares of the Company or materially impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the timely consummation of the Contemplated Transactions, including the Closing and the Merger, or the performance by Stockholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, debt or equity financing, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (iii) an election of new members to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; or (iv) any material change in the present capitalization or dividend policy of the Company or any of its Subsidiaries or any amendment or other change to the Company’s or any of its Subsidiaries’ Organizational Documents;

(c)    against any action, proposal, transaction or agreement that would result in (i) a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; or (ii) any of the conditions to the consummation of the Merger set forth in Article VI of the Merger Agreement not being fulfilled; and

(d)    in favor of any adjournment, recess, delay or postponement of the Company Stockholder Meeting as may be reasonably requested by the Company Board or the Special Committee in order to seek or obtain approval of the adoption of the Merger Agreement or any action, proposal, transaction or agreement necessary to consummate the Merger.

Any attempt by Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), any of Stockholder’s Covered Shares in a manner that violates or breaches the terms of this Agreement shall be null and void ab initio.

3.    No Disposition or Solicitation.

(a)    Except as expressly provided for in this Agreement, Stockholder hereby covenants and agrees that prior to the Expiration Date, Stockholder shall not, directly or indirectly, (i) Transfer (or cause or permit the Transfer of), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any of the Covered Shares, (ii) deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to the Covered Shares that is inconsistent with Stockholder’s obligations under this Agreement, (iii) convert or exchange, or take any action which would, or would reasonably be expected to, result in the conversion or exchange, of any of the Covered Shares, (iv) take any action that would, or would reasonably be expected to, (A) make any representation or warranty of Stockholder set forth in this Agreement materially untrue or materially incorrect, (B) have the effect of preventing, disabling, or materially delaying Stockholder from performing any of its obligations under this Agreement or (C) result in a breach of any covenant, agreement or obligation of Stockholder set forth in this Agreement, or (v) commit or agree or commit (in each case, in writing) to take any of the actions referred to in the immediately preceding clauses (i), (ii), (iii) or (iv). Any purported Transfer, act or omission in violation of this Section 3(a) shall be void ab initio and of no force or effect.

(b)    This Agreement and the obligations hereunder shall be binding upon any Person to which legal or Beneficial Ownership of the Covered Shares or any interest therein or rights with respect thereto shall pass, whether by operation of Law or otherwise, including, Stockholder’s heirs, devisees, successors and assigns. Stockholder covenants and agrees that it will not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Covered Shares, unless such Transfer is made in compliance with this Agreement. To the extent requested by Parent, Stockholder shall promptly surrender the certificate or certificates, if any, representing any Covered Shares Beneficially Owned by Stockholder so that the transfer agent for such Covered Shares may affix thereto an appropriate legend referring to this Agreement and the restrictions on transfer and ownership hereunder. Stockholder acknowledges and agrees, with respect to any Covered Shares that are uncertificated, that Stockholder has received all notices of the restrictions on transfer and ownership required by applicable Law.

4.    Proxy.

(a)    Prior to the Expiration Date, Stockholder hereby (i) grants to, and appoints, Parent, and any person designated by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote all of the Covered Shares or execute and deliver a consent or approval in respect of the Covered Shares (or cause any vote or consent to be provided in respect to all of the Covered Shares), in accordance with the terms of Section 2 hereof, solely with respect to matters set forth in Sections 2(a) – (d) hereof, and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares. For the avoidance of doubt, nothing herein shall restrict Stockholder from voting or granting consents or approvals in respect of the Covered Shares for any matters other than those set forth in Sections 2(a) – (d) hereof.

(b)    The attorneys-in-fact and proxies named above are hereby authorized and empowered by Stockholder at any time after the date hereof and prior to the Expiration Date to act as Stockholder’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Covered Shares (including the power to execute and deliver written consents), solely with respect to matters set forth in Sections 2(a) – (d) hereof, at the Company Stockholder Meeting and any other annual or special meeting of stockholders and in every action by written consent in lieu of such a meeting in accordance with the terms of Section 2 hereof.

(c)    Stockholder hereby represents and warrants to Parent that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the proxy granted herein is given in connection with the execution of the Merger Agreement and that such proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the proxy granted herein is coupled with an interest sufficient at law to support the creation of a proxy and power of attorney and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Stockholder agrees to vote the Covered Shares in accordance with Section 2 hereof, solely with respect to matters set forth in Sections 2(a) – (d) hereof. Notwithstanding anything to the contrary in this Agreement, the proxy and attorney-in-fact granted by Stockholder pursuant to this Section 4, and all other obligations and covenants of Stockholder set forth in this Section 4, shall be revocable by Stockholder upon the termination of the Merger Agreement pursuant to and in accordance with its terms.

5.    Additional Agreements.

(a)    Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or other securities or rights of the Company by Stockholder, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations of Stockholder hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder.

(b)    Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby irrevocably and unconditionally (i) waives and agrees not to exercise, and covenants to cause its controlled Affiliates and Representatives to waive and not to exercise, in each case, to the fullest extent permissible under applicable Law, any rights of appraisal or rights to dissent from the Merger or any other similar rights that Stockholder may have (whether under any contract, pursuant to applicable Law or otherwise), including, without limitation, any rights arising under Section 262 of the DGCL, and (ii) waives and agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of (and covenants to cause its controlled Affiliates and Representatives not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of), in each case, to the fullest extent permissible under applicable Law, any class in any class Action with respect to, any Action or claim, derivative or otherwise, against Parent, Merger Sub, SLR, the Company or any of their respective Subsidiaries or Affiliates and each of their respective successors and assigns, in each case, relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the other Transaction Documents or the consummation of the Merger or any of the other Contemplated Transactions, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or any other Transaction Document (including any claim seeking to enjoin or delay the closing of the Merger or any of the other Contemplated Transactions), or (B) alleging (1) a breach of any fiduciary duty of the Company Board, the Special Committee or any individual member thereof or any other Representative of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby or (2) aiding and abetting any such breach of fiduciary duty against Parent, Merger Sub, SLR or any of their respective Subsidiaries and Affiliates or any of their respective Representatives; provided that nothing in this Section 5(b) shall restrict or prohibit Stockholder from asserting (x) its right to receive its allocable portion of the Total Merger Consideration in accordance with the Merger Agreement and the DGCL, or (y) counterclaims or defenses in any Action or claim brought or asserted against it by Parent, Merger Sub, SLR, the Company or any of their respective Subsidiaries or Affiliates and each of their respective successors and assigns relating to this Agreement, the Merger Agreement or any of the other Transaction Documents, or from enforcing its rights under this Agreement.

(c)    Communications. Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent, SLR, the Company and any of their respective Affiliates in any press release, Form 8-K, the Proxy Statement or the Schedule 13E-3 (including all documents and schedules filed with the SEC) or other disclosure document required under applicable Law in connection with the Merger Agreement or the other Transaction Documents or the Contemplated Transactions, its identity and ownership of any Covered Shares, the nature of its covenants, agreements, obligations, commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under applicable Law in connection with such publication or disclosure (“Stockholder Information”), (ii) hereby agrees to cooperate with Parent, Merger Sub, SLR, the Company and their respective Affiliates and Representatives in connection with such filings, including providing Stockholder Information reasonably requested by Parent, Merger Sub, SLR, the Company or any of their respective Affiliates and Representatives and necessary in connection with such filings, and (iii) hereby agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by Stockholder upon becoming aware that any such Stockholder Information is or shall have become false or misleading. Parent shall provide Stockholder with reasonable advance notice of and opportunity to review and comment on such draft documentation (or excerpts thereof to the extent related to Stockholder and its Affiliates) and consider all reasonable comments of Stockholder proposed in good faith regarding disclosure solely related to Stockholder and its Affiliates (it being understood that Parent, Merger Sub, SLR, the Company and their respective Affiliates shall not be deemed to be Affiliates of Stockholder).

(d)    Bringdown Certificate. Stockholder hereby agrees to, on the Closing Date, upon the request of Parent, deliver to Parent a written certificate duly executed by Stockholder (or a duly authorized executive officer of Stockholder, if applicable) confirming and certifying that each of the representations and warranties of Stockholder set forth in Section 6 hereof are true and correct in all respects; provided that Parent shall not make such request on more than one occasion.

6.    Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a)    Title. Stockholder is the sole record and beneficial owner of the Covered Shares. Stockholder (or its nominee or custodian for the benefit of Stockholder) has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 2 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such Owned Shares, if any, are now, and at all times prior to the Expiration Date will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all Liens.

(b)    Organization and Qualification. If Stockholder is a natural person, Stockholder’s signature page to this Agreement sets forth the country for which Stockholder is a citizen and the principal residence of Stockholder. In the event that Stockholder is not a natural person, Stockholder is a corporation, limited liability company or limited partnership duly incorporated, formed or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization. Stockholder has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except to the extent that a failure of such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Stockholder’s ability to consummate the transactions contemplated herein.

(c)    Authority; Execution and Delivery. In the event that Stockholder is not a natural person, Stockholder has the requisite power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein or therein, and consummate the transactions contemplated hereby or thereby. Stockholder has duly executed and delivered this Agreement and any other agreements or instruments executed by it in connection herewith, and, assuming the execution and delivery by the other parties hereto, this Agreement and such other executed agreements or instruments are a valid, legal and binding obligation of Stockholder, enforceable in accordance with its terms against Stockholder, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time may be in effect, and (b) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(d)    No Conflicts; No Consents. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), (a) in the event that Stockholder is not a natural person, violate or conflict with or result in any default under any provision of the organizational documents of Stockholder or any of its Subsidiaries, (b) violate any provision of any law, or any order, judgment or decree of any court or other governmental authority applicable to Stockholder or, if Stockholder is not a natural person, any of its Subsidiaries or any of their respective assets or properties, or (c) violate or result in the cancellation, modification, revocation or suspension of any material license, franchise or permit held by Stockholder or, if Stockholder is not a natural person, any of its Subsidiaries, unless, with respect to the foregoing clauses (b) and (c), such violation, cancellation, modification, revocation or suspension would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Stockholder’s ability to consummate the transactions contemplated herein.

(e)    No Litigation; Orders. There is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Body that questions the Beneficial Ownership or record ownership of Stockholder’s Covered Shares, the validity of this Agreement or the performance by Stockholder of its obligations under this Agreement, in each case, that would reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. Stockholder is not subject to any injunction, writ, judgment, decree, determination, ruling or other order of any kind or nature by any Governmental Body that would reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f)    No Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with this Agreement, the other Transaction Documents, the Merger or any of the other Contemplated Transactions based upon arrangements made or entered into by or on behalf of Stockholder.

(g)    Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement and the representations, warranties, covenants, obligations and other agreements of Stockholder contained herein.

7.    Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as of the date hereof as follows:

(a)    Organization and Qualification. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except to the extent that a failure of such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated herein.

(b)    Authority; Execution and Delivery. Parent has the requisite limited liability company or similar power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith, perform its obligations herein or therein, and consummate the transactions contemplated hereby or thereby. Parent has duly executed and delivered this Agreement and any other agreements or instruments executed by it in connection herewith, and, assuming the execution and delivery by the other parties hereto, this Agreement and such other executed agreements or instruments are a valid, legal and binding obligation of Parent, enforceable in accordance with its terms against Parent, except as such enforceability may be limited by the Enforceability Exceptions.

(c)    No Conflicts; No Consents. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), (a) violate or conflict with or result in any default under any provision of the organizational documents of Parent or any of its Subsidiaries, (b) violate any provision of any law, or any order, judgment or decree of any court or other governmental authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (c) violate or result in the cancellation, modification, revocation or suspension of any material license, franchise or permit held Parent or any of its Subsidiaries, unless, with respect to the foregoing clauses (b) and (c), such violation, cancellation, modification, revocation or suspension would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated herein.

(d)    No Litigation; Orders. There is no Action pending or, to the knowledge of Parent, threatened against Parent at law or in equity before or by any Governmental Body that questions the validity of this Agreement or the performance by Parent of its obligations under this Agreement, in each case, that would reasonably be expected to impair in any material respect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby. Parent is not subject to any injunction, writ, judgment, decree, determination, ruling or other order of any kind or nature by any Governmental Body that would reasonably be expected to impair in any material respect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

8.    Termination. This Agreement and all rights and obligations of the parties hereto hereunder, including the proxy, shall commence on the date hereof and shall terminate upon the earliest to occur of (such time, the “Expiration Date”) (a) the mutual written agreement of Parent and Stockholder, (b) the Effective Time, (c) the valid termination of the Merger Agreement pursuant to Article VII thereof and (d) the time (if any) that the Company Board (or any committee thereof, including the Special Committee) shall have made a Change of Board Recommendation; provided that, (i) nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to such termination of this Agreement, and (ii) Section 8 and Section 10 hereof, which provisions and any Actions in respect of the matters described in clause (i) of this proviso shall survive any termination of this Agreement.

9.    No Limitation. Nothing in this Agreement shall be construed to prohibit Stockholder from taking any action (or failing to take any action) solely in Stockholder’s capacity as an officer or member of the Company Board or the Special Committee (including with respect to any Acquisition Proposal in accordance with the Merger Agreement). Stockholder is signing this Agreement solely in Stockholder’s capacity as the Beneficial Owner of (and/or authorized power of attorney in respect of) the Covered Shares listed in Schedule I hereto, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions (or failure to take any actions) of Stockholder or any director, employee or designee of Stockholder or any of its Affiliates, in each case solely in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

10.    Miscellaneous.

(a)    Entire Agreement. This Agreement and the schedules and exhibits and other documents delivered by the parties hereto and thereto in connection herewith and therewith, contain the complete agreement among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto and thereto with respect hereto and thereto.

(b)    Further Assurances. In furtherance of and without limiting the other provisions hereof, Stockholder hereby agrees to execute and deliver any and all agreements, documents, certificates and instruments, and take any and all actions, as may be reasonably necessary, appropriate or advisable to implement, consummate, perfect or further the transactions contemplated by this Agreement and the provisions hereof.

(c)    No Assignment. No party hereto shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of the other parties hereto; provided, that Parent may assign any or all of its rights or obligations hereunder to an Affiliate of Parent (except that such assignment shall not relieve Parent of its obligations hereunder). Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, permitted assigns, executors and administrators.

(d)    Binding Successors. Without limiting any other rights Parent may have hereunder, Stockholder agrees that this Agreement and its covenants, agreements and obligations hereunder shall attach to the Covered Shares Beneficially Owned by Stockholder and its Affiliates and shall be binding upon any Person to which Beneficial Ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including, without limitation, Stockholder’s heirs, guardians, administrators, Representatives, successors or permitted assigns.

(e)    Amendments. This Agreement may be amended at any time prior to the Effective Time by an instrument in writing signed on behalf of each of the parties hereto.

(f)    Notices. All notices and other communications hereunder between any of the parties hereto shall be deemed delivered and effective (a) when given personally, (b) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (c) when sent via electronic mail or other electronic transmission (provided, that no “bounce back” or other notice of non-delivery is generated), or (d) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to Parent or Stockholder, as the case may be, in writing by Parent or Stockholder from time to time in accordance with the provisions of this Section 10(f):

All notices to Parent shall be addressed as follows until Stockholder receives notice of a change of address in connection with a transfer or otherwise:

c/o Perceptive Advisors, LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attention:         James Mannix, COO
Email:               james@perceptivelife.com

with a copy (which shall not constitute notice) to:

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116-3736

Attention:         Eric Blanchard; Amelia Runyan Davis

Email:               eblanchard@cooley.com; arunyandavis@cooley.com

Notice to Stockholder shall be addressed to the address set forth on Stockholder’s signature page hereto until Parent receive notice of a change in address.

(g)    Severability. If any provision of this Agreement, or the application thereof to any party hereto or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other parties hereto or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

(h)    Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i)    No Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy. No single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(j)    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(k)    Applicable Law; Jurisdiction.

(i)    This Agreement will be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated herein shall be resolved under, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(ii)    Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated herein, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated herein, in any court other than the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by the aforementioned courts in any other court or jurisdiction.

(iii)    Each of the parties to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10(k) in the manner provided for notices in Section 10(f). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(iv)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

(l)    Specific Performance. Stockholder agrees that irreparable damage (for which monetary relief, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (a) Parent shall be entitled to seek an injunction or injunctions to prevent any breach of this Agreement by Stockholder and to seek to enforce specifically the terms and provisions hereof against Stockholder in any court of competent jurisdiction without proof of damages or otherwise, and (b) the right of Parent to seek specific performance and other equitable relief is an integral part of the transaction and without that right, Parent would have entered into this Agreement. Stockholder hereby (i) waives any defense that a remedy at law would be adequate, (ii) waives any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief, and (iii) agrees not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that Parent otherwise has an adequate remedy at law.

(m)    Interpretation. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of any provision of this Agreement. Any reference to $ shall mean U.S. dollars, which is the currency used for all purposes in this Agreement. Any reference to the singular or to “him”, “her”, “it”, “itself”, or other like references, and references in the plural or the neuter, feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the neuter, masculine or feminine reference, as the case may be. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(n)    Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as DocuSign, by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.

(o)    Expenses. Except as otherwise provided herein, Stockholder agrees to pay any and all costs and expenses (including legal fees, costs and disbursements) incurred by Stockholder or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby.

(p)    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Subsidiaries or Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder.

(q)    No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the date first above written.

VERONICA INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Voting and Support Agreement

STOCKHOLDER

By:
Name:
Title:

If an individual:

Name
Citizen of:
Resident of:

Signature Page to Voting and Support Agreement

SCHEDULE I

Name and Contact Information for Stockholder	Number of Shares of Common Stock Beneficially Owned